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Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Net 1 UEPS Technologies, Inc. (“Net1”) on Form 10-Q for the quarter ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alex M.R. Smith, Interim Chief Executive Officer and Chief Financial Officer of Net1, certifies, pursuant to 18 U.S.C. § 1350, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: February 4, 2021	/s/: Alex M.R. Smith
Name: Alex M.R. Smith
Interim Chief Executive Officer and Chief Financial Officer